NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

Financial Institutions, Inc. Completes Acquisition of Courier Capital

Financial Services Company Expands Presence in Western New York

WARSAW, N.Y., January 6, 2016 – Financial Institutions, Inc. (Nasdaq: FISI), a leading Western New York diversified financial holding company, announced today that it has closed on the acquisition of Courier Capital Corporation, a prominent SEC-registered investment advisory and wealth management firm based in Western New York, with offices in Buffalo and Jamestown. Courier now operates as a subsidiary of Financial Institutions, Inc. and as an affiliate of Five Star Bank and Scott Danahy Naylon Insurance.

With $1.2 billion in assets under management, Courier Capital offers customized investment management, investment consulting and retirement plan services to over 1,100 individuals, businesses and institutions.

“The acquisition of Courier Capital reflects our commitment to an expanded revenue base and increased noninterest income,” said Martin K. Birmingham, president and chief executive officer of Financial Institutions, Inc. “In one step we meet the growing needs of our customers, raise our profile in key markets, and acquire a platform to support future growth in investment advisory and wealth management.”

The acquisition of Courier Capital, which is expected to be an EPS accretive transaction with an expected internal rate of return of 15%, aligns with Financial Institutions’ plan to capitalize on opportunistic situations that drive increased market share and grow revenue opportunities, while continuing to strengthen brand value and achieve operational efficiencies.

“Through our strategic growth initiatives, we are a fast growing and highly respected independent provider of diversified financial services in Western New York,” Birmingham said. “We are a relationship-oriented community bank whose retail and business customers value the personal attention we deliver. At a time when other financial services providers are leaving upstate New York or divesting their upstate New York assets, Financial Institutions is expanding. Courier Capital is a premier wealth manager in the region, and its addition to our family of companies is fundamental to our long-term goals.”

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank, Scott Danahy Naylon and Courier Capital. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs throughout Western and Central New York State. Scott Danahy Naylon provides a broad range of insurance services to personal and business clients across 44 states. Courier Capital provides customized investment management, investment consulting and retirement plan services to individuals, businesses, institutions, foundations and retirement plans.  Financial Institutions, Inc. and its subsidiaries employ approximately 650 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by Financial Institutions, Inc. (the “Company”) and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: Courier’s financial results after the acquisition being significantly different than its historical results or the Company’s internal projections; Courier’s historical financial results being inaccurate or materially different once prepared in accordance with GAAP; changes in interest rates; changes in accounting principles, policies, or guidelines; changes in the Company’s dividend policy; significant changes in the economy in the markets the Company serves; significant changes in regulatory requirements; Courier’s compliance with regulatory requirements; unforeseen difficulties in integrating Courier with the Company; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC.  Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

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For additional information:
Investors:

Kevin B. Klotzbach	Jordan Darrow
Executive Vice President, Chief Financial Officer & Treasurer	Darrow Associates
Phone: 585.786.1130	Phone: 631.367.1866
Email: KBKlotzbach@five-starbank.com	Email: jdarrow@darrowir.com

News Media:

Brandonne Rankin
McDougall Communications
Phone: 585.313.3683
Email: brankin@mcdougallpr.com